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                          CRUSADER HOLDING CORPORATION

                           DIRECTOR STOCK OPTION PLAN



                                    ARTICLE I

                                     Purpose

                  The purpose of the Director Stock Option Plan (the "Plan") is to enable Crusader Holding Corporation (the "Company") to offer to certain members of its Board of Directors options to acquire equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.


                                   ARTICLE II

                                   Definitions

                  For purposes of the Plan, the following terms shall have the following meanings:

                  2.1 "Administrator" shall mean the Board or, if the Board has delegated its responsibility to administer the Plan pursuant to Section 3.1, the committee of the Board to which such responsibility has been delegated.

                  2.2 "Annual Stock Options" shall mean any Stock Option to purchase shares of Common Stock granted under Section 6.2 of the Plan.

                  2.3 "Board" shall mean the Board of Directors of the Company.

                  2.4 "Change of Control" shall mean the occurrence of any one of the following: (i) the Company enters into an agreement of reorganization, merger or consolidation, (ii) the Company sells substantially all its assets to a purchaser, or (iii) shares of stock of the Company representing in excess of 50% of the total combined voting power of all outstanding classes of stock of the Company are acquired, in one transaction or a series of transactions, by a single purchaser or group of related purchasers (other than Thomas J. Knox or Bruce A. Levy or any of their associates or affiliates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) or any group of purchasers that includes Thomas J. Knox or Bruce A. Levy or any of their associates or affiliates), in any case other than in a transaction in which the Company or a subsidiary of the Company is the surviving corporation or the purchaser.




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                  2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  2.6 "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

                  2.7 "Director" shall mean a member of the Board.

                  2.8 "Effective Date" shall mean the date on which the Plan is adopted by the Board.

                  2.9 "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, on the Nasdaq Stock Market ("Nasdaq"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

                  2.10 "Non-Employee Director" shall mean a Director who is not an employee of the Company or any of its subsidiaries.

                  2.11 "Participant" shall mean a Director to whom an Option has been granted under the Plan.

                  2.12 "Public Offering Date" shall mean the date on which the Registration Statement is declard effective by the Securities and Exchange Commission.

                  2.13 "Registration Statement" shall mean the Registration Statement on Form S-1 for the Company's initial public offering of its Common Stock.

                  2.14 "Replacement Stock Option" shall mean any Stock Option to purchase shares of Common Stock granted under Section 6.1 of the Plan.

                  2.15 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI of the Plan.


                                   ARTICLE III

                                 Administration

                  3.1 The Administrator. The Plan shall be administered and interpreted by the Board; provided, however, that the Board may delegate this responsibility to a committee comprised of two or more members of the Board.

                  3.2 Guidelines. Subject to Article VII hereof, the Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted under

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the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Administrator under this Section
3.2 shall impair the rights of any Participant without the Participant's consent, unless otherwise required by law.

                  3.3 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Administrator arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all officers, employees and consultants, and their respective heirs, executors, administrators, successors and assigns.


                                   ARTICLE IV

                                Share Limitation

                  4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 100,000 (subject to increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or issued Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

                  4.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares that may be issued under the Plan, and the number and option price of shares subject to outstanding Options, as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.


                                    ARTICLE V

                                   Eligibility

                  5.1 Replacement Options. All Non-Employee Directors who hold phantom stock options under the Company's Phantom Stock Option Plan are eligible to be granted Replacement Stock Options under the Plan.

                  5.2 Annual Options. All Non-Employee Directors are eligible to be granted Annual Stock Options under the Plan.

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                                   ARTICLE VI

                             Grant of Stock Options


                  6.1 Replacement Stock Options. Replacement Stock Options shall be granted on the Public Offering Date to any person eligible under Section 5.1 who has, on or befor such date, surrendered all phantom stock options granted to him under the Company's Phantom Stock Option Plan, and disclaimed all rights thereunder. The number of shares of Common Stock subject to such Replacement Stock Options shall be as follows:

           Paul Bachow               -         3,800 shares
           Ronald Caplan             -        14,000 shares
           D. Walter Cohen           -        10,200 shares
           Daniel DiLella            -         7,200 shares
           Joel S. Lawson, III       -        11,600 shares
           Brian McAdams             -         7,400 shares

                  6.2 Annual Stock Options. (a) On the Public Offering Date, each Non-Employee Director shall be granted an Annual Stock Option to purchase shares of Common Stock as follows: (i) if the Non-Employee Director serves on one or more committees of the Board, the number of shares of Common Stock subject to such Annual Stock Option shall be 1,000 shares, and (ii) if the Non-Employee Director does not serve on any committees of the Board, the number of shares of Common Stock subject to such Annual Stock Option shall be 500 shares.

                           (b) Thereafter, for as long as the Plan remains
in effect, each Non-Employee Director shall be granted an Annual Stock Option each year on the date of the Company's Annual Meeting of Shareholders. The number of shares of Common Stock subject to such Annual Stock Options shall be determined as follows: (i) if the Non-Employee Director serves on one or more committees of the Board, by dividing $15,000 by the Fair Market Value of a share of Common Stock on the date of grant, and rounding up to the next higher whole number, and (ii) if the Non- Employee Director does not serve on any committees of the Board, by dividing $7,500 by the Fair Market Value of a share of Common Stock on the date of grant, and rounding up to the next higher whole number.


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                  6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

                           (a)      Stock Option Certificate.  Each Stock Option
shall be evidenced by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

                           (b) Option Price. The option price per share of
Common Stock purchasable upon exercise of Replacement Stock Options and Annual Stock Options granted under Section 6.2(a) shall be the initial public offering price as set forth in the Registration Statement. The opton price per share of Common Stock purchasable upon exercise of all Annual Stock Options granted under
Section 6.2(b) shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, except that, for Stock Options granted.

                           (c)      Option Term.  The term of each Stock Option
shall be five years.

                           (d)      Exercisability.  Replacement Stock Options
shall be fully exercisable six months after the date of grant and Annual Stock Options shall become fully exercisable on the first anniversary of the date of grant; provided, however, that the Administrator may waive such vesting provision, in whole or in part, at any time after the date of grant, based on such factors as the Administrator shall deem appropriate in its sole discretion.

                           (e)      Method of Exercise.  Subject to any
applicable vesting provision, Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the aggregate option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested by the Company, by the representation described in Section 9.2. Payment of the option price may be made
(i) in cash or by check payable to the Company, (ii) to the extent determined by the Administrator on or after the date of grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title, free and clear of any liens and encumbrances) or (iii) to the extent determined by the Administrator on or after the date of grant, by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the last business day preceding the date of exercise. Upon payment in full of the option price and satisfaction of the other conditions provided herein, a stock certificate representing the

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number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant.

                           (f)      Death.  If a Participant ceases to be a
Director by reason of death, any Stock Option held by such Participant on the date of death shall immediately become fully exercisable and may thereafter be exercised by the legal representative of the Participant's estate until the earlier of one year after the date of the Participant's death or the expiration of the stated term of such Stock Option.

                           (g)      Disability.  If a Participant ceases to be a
Director by reason of disability, any Stock Option held by such Participant on such date shall immediately become fully exercisable and may thereafter be exercised by the Participant until the earlier of one year after such date or the expiration of the stated term of such Stock Option. If the Participant dies during such one-year period, any unexercised Stock Options held by the Participant at the time of death may thereafter be exercised by the legal representative of the Participant's estate until the earlier of one year after the date of the Participant's death or the expiration of the option term of such Stock Option.

                           (h)      Termination of Board Service.  If a
Participant ceases to be a Director by reason of retirement or for any reason other than death or disability, any Stock Option held by such Participant which was exercisable on such date may thereafter be exercised by the Participant until the earlier of thirty (30) days after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date on which the Participant ceased to be a Director shall be forfeited.

                           (i)      Change of Control.  In the event of a Change
of Control, all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 9.2), a stock certificate representing the Common Stock covered thereby shall be issued and delivered to the Participant.

                           (j)      Non-Transferability of Options.  No Stock
Option shall be transferrable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

                           (k)      Extension of Exercise Periods.  The
Administrator may, at any time, extend the exercise period applicable to a Participant who ceases to be a Director for any reason, based on such factors as the Administrator, in its discretion, shall deem appropriate, provided that the exercise

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period may not extend beyond the expiration of the stated term of the Option.

                  6.3 Rights as Shareholder. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares subject to an Option, unless and until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.


                                   ARTICLE VII

                            Termination or Amendment

                  7.1 Termination or Amendment of Plan. The Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant and, provided further, that the Company will seek the approval of the Company's shareholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities law or any other applicable rules or regulations.

                  7.2 Amendment of Options. The Board may amend the terms of any Option previously granted, prospectively or retroactively, but, subject to
Article IV, no such amendment or other action by the Board shall impair the rights of any holder without the holder's consent.


                                  ARTICLE VIII

                                  Unfunded Plan

                  8.1 Unfunded Status. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.



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                                   ARTICLE IX

                               General Provisions

                  9.1 Nonassignment. Except as otherwise provided in the Plan, any Option granted hereunder and the rights and privileges conferred thereby may not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred thereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

                  9.2 Legend. The Company may require each person acquiring shares upon exercise of an Option to represent to the Company in writing that the Participant is acquiring the shares without a view to the distribution thereof. The stock certificates representing such shares may include any legend which the Company deems appropriate to reflect any restrictions on transfer.

                  All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  9.3 Other Plans. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                  9.4 No Right to Service. Neither the Plan nor the grant of any Option shall give any Director the right to continue as a member of the Board or obligate the Company to nominate any Director for re-election by the Company's shareholders.

                  9.5 Withholding of Taxes. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable upon exercise of an Option by an amount that would have a Fair Market Value equal to the amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant, pursuant to the Plan or otherwise. In

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connection with such withholding, the Company may make such arrangements as are consistent with the Plan as it may deem appropriate.

                  9.6 Listing and Other Conditions.

                           (a)      If the Common Stock is listed on a national
securities exchange or Nasdaq, the issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on such exchange or Nasdaq. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

                           (b)      If at any time counsel to the Company shall
be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

                           (c)      Upon termination of any period of suspension
under this Section 9.6, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

                  9.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of law principles thereof.

                  9.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

                  9.9 Liability of the Board. No member of the Board nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or

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commission, by any other member of the Board or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

                  9.10 Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock upon exercise of Options.

                  9.11 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

                  9.12 Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

                  9.13 Headings. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.


                                    ARTICLE X

                                  Term of Plan

                  10.1 Effective Date. The Plan shall be effective as of the Effective Date.

                  10.2 Termination Date. Unless sooner terminated, the Plan shall terminate ten years after the Effective Date and no Options may be granted thereafter. Termination of the Plan shall not affect Options granted before such date.


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